Exhibit 99.1

LIFE PARTNERS HOLDINGS, INC. ANNOUNCES

RECEIPT OF NASDAQ LETTER RELATING TO ADDITIONAL STAFF DETERMINATION
OF NON-COMPLIANCE WITH LISTING RULES

Waco, TX - February 27, 2015 - Life Partners Holdings, Inc. (the “Company”)(Nasdaq GS: LPHI) announced today that on February 23, 2015, the Company received a letter from the Nasdaq Listing Qualifications staff notifying it of an Additional Staff Determination relating to the delisting proceedings previously disclosed in a Form 8-K filed with the Securities and Exchange Commission on January 26, 2015. After reviewing the Company’s public filings and such other information as is publicly available, in accordance with Listing Rules 5101 and IM-5101-1, Nasdaq determined that the following public interest concerns constitute an additional basis to delist the Company’s securities from The Nasdaq Stock Market. These concerns are based on the following factors relating to the district court order in the action styled Securities and Exchange Commission v. Life Partners Holdings, Inc., Brian Pardo and R. Scott Peden:

•	The jury findings that the Company’s executive officers participated in filing false and misleading financial statements with the SEC; and
•	The history of egregious misconduct by the Company’s executive officers.

Nasdaq also stated that the Company failed to make prompt disclosure of material information as required by Listing Rule 5250(b) (1), particularly the approximately $46 million in sanctions imposed on the Company and certain of its executive officers by the court order, until it filed its Quarterly Report on Form 10-Q for the period ended November 30, 2014, which constitutes a separate and additional basis for delisting.

The Company has submitted a hearing request relating to the delisting proceedings, which is scheduled for March 19, 2015. The Company currently plans to appeal Nasdaq’s determination; however, there can be no assurance that the Company will be successful in its appeal or will be able to regain compliance with applicable Nasdaq Listing Rules.

Life Partners Holdings, Inc. is the parent company of the world’s oldest company engaged in the secondary market for life insurance, commonly called “life settlements.” Since its incorporation in 1991, Life Partners, Inc. has completed over 162,000 transactions for its worldwide client base of over 30,000 high net worth individuals and institutions in connection with the purchase of over 6,500 policies totaling over $3.2 billion in face value.

Safe Harbor

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that relate to the intent, beliefs, plans or expectations of the Company or its management, as well as any estimates or projections for the outcome of events that have not yet occurred at the time of this news release. All statements other than statements of historical fact are forward-looking statements. All forward-looking statements made by the Company are predictions and not guarantees of future performance, involve material risks and uncertainties and are subject to change based on factors that are difficult to predict and that may be beyond the Company’s control. Such factors include, but are not limited to: those described under the “Risk Factors” section and elsewhere in the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on February 23, 2015 and its most recent Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on January 14, 2015, as well as in other past filings with the Securities and Exchange Commission; the risk that the Company may not be able to successfully comply with Nasdaq’s minimum bid requirement within the 180 day compliance period, including for reasons outside of the Company’s control; risks and uncertainties relating to the bankruptcy filing by the Company, including but not limited to, (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases including maintaining strategic control as debtor-in-possession, (ii) the ability of the Company and its subsidiaries to prosecute, develop and consummate a plan of reorganization, (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents, (iv) Bankruptcy Court rulings in the Chapter 11 cases as well the outcome of all other pending litigation and the outcome of the Bankruptcy case in general, (v) the length of time the Company will operate under the Chapter 11 protection, (vi) risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company’s ability to develop and consummate a plan of reorganization, (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations, (viii) the potential adverse effects of the Chapter 11 proceedings on regulatory and licensing agencies of our primary operating subsidiary, Life Partners, Inc., and (ix) increased legal costs to execute the Company’s reorganization, and other risks and uncertainties. The Company cautions that the trading in the Company’s securities during the pendency of the Chapter 11 case is highly speculative and poses substantial risks. A plan of reorganization could result in the Company’s outstanding common stock to be diluted or extinguished and the holders of the Company’s common stock may not receive any consideration. Accordingly, the Company’s future performance and financial results may differ materially and/or adversely from those expressed or implied in any such forward-looking statements. You should not place undue reliance on forward-looking statements. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

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LPHI-G

Contact:

Life Partners Holdings, Inc.

Andrea Atwell, 254-751-7797

Shareholder Relations

info@LPHI.com

www.lphi.com